SHAREHOLDER AUTHORIZATION FORM
                                BANTA CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

 1. Dividend Reinvestment                       reinvested in Banta Corporation
    (Check only one box - fill in amount        Common Stock.
    where appropriate)
 /_/ a. Full Cash Dividend Reinvestment.  I     ____________________________*
        wish to reinvest under the Plan cash    Signature
        dividends on all shares registered in
        my name.                                ____________________________
 /_/ b. Partial Cash Dividend Reinvestment.     Signature
        I wish to have cash dividends
        reinvested on __________ shares         Date _________________________
        registered in my name.  I wish to       (Please sign above exactly as
        have the balance of my cash dividends   name appears on reverse side.
        mailed to me.                           If shares are held jointly,
                                                each shareholder must sign.)
 2. Optional Cash Investments (minimum $25
    per month; maximum $7,500 per calendar
    quarter)                                    * Under penalties of perjury, I
    (Check one or both boxes)                   certify (1) that the number
 /_/ a. Cash Payment.  Please buy shares with   shown on the reverse of this
        the enclosed check or money order for   Form is my correct Taxpayer
        $_______ payable to Firstar Trust       Identification Number and (2)
        Company.                                that I am not subject to backup
 /_/ b. Automatic Investment Option.  I want    withholding because:  (a) I am
        cash deducted from my checking          exempt from backup withholding,
        account on the 25th day of each month   or (b) I have not been notified
        to buy shares.  If you choose the       by the Internal Revenue Service
        Automatic Investment Option, you must   (the "IRS") that I am subject to
        complete and sign the Authorization     backup withholding as a result
        below in addition to completing and     of a failure to report all
        signing the other portions of this      interest or dividends, or (c)
        Form.                                   the IRS has notified me that I
                                                am no longer subject to backup
 To the extent I have so designated, I hereby   withholding.
 elect to participate in the Plan and
 authorize Firstar Trust Company, as my
 agent, to apply cash dividends and any
 optional cash investments received by it on my behalf to the purchase of shares of Banta
 Corporation Common Stock. I understand that all dividends received on shares credited to my Plan account will be automatically



                       (Please complete the reverse side)
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

           AUTHORIZATION FOR AUTOMATIC DEDUCTION FROM CHECKING ACCOUNT

   AMOUNT TO BE DEDUCTED EACH MONTH FROM MY CHECKING ACCOUNT (MINIMUM $25.00
   PER MONTH; MAXIMUM $7,500 PER QUARTER)   $__________________

   NAME OF FINANCIAL INSTITUTION ___________________________________________

   ADDRESS OF FINANCIAL INSTITUTION ________________________________________
                                    Street     City      State       Zip Code
   CHECKING ACCOUNT NUMBER __________________________________

   ABA TRANSIT ROUTING NUMBER (Usually printed in the lower left corner of your check) ____ ____ ____ ____ ____ ____ ____ ____ ____

   I hereby authorize Firstar Trust Company to withdraw from my checking account on the 25th of each month the amount specified above. The funds will be used to purchase
   Banta Corporation Common Stock in
   accordance with the Banta Corporation
   Dividend Reinvestment and Stock Purchase
   Plan.
   Please sign below exactly as name appears on your checking account.

   ___________________________________________
   Signature

   ___________________________________________
   Please print your name

   Date _______________________________

       IMPORTANT:    YOU MUST ATTACH A VOIDED CHECK TO THIS FORM IF YOU ARE
                     ELECTING THE AUTOMATIC INVESTMENT OPTION

                         SHAREHOLDER AUTHORIZATION FORM
                                BANTA CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


   _________________________________________________________________________
   Name(s) exactly as set forth on your stock certificate

   _________________________________________________________________________
   Additional space for name(s) if necessary

   _________________________________________________________________________
   Street Address

   _________________________________________________________________________
   City                                 State                       Zip Code

   _____ - ___ - _____                             ___ - ______________

   Social Security Number (To be                   Employer Identification
   completed if the shareholder is                 Number (To be completed
   an individual.  If shares are                   if the shareholder is not
   held jointly, the Social                        an individual.)
   Security Number should be that
   of the first person listed on
   the stock certificate.)


                  BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.
     MAIL TO FIRSTAR TRUST COMPANY, P.O. BOX 2077, MILWAUKEE, WI  53201-2077